CALLISTO PHARMACEUTICALS APPOINTS
                  DR. RANDALL K. JOHNSON TO BOARD OF DIRECTORS

NEW YORK, NY - February 14, 2005 - CALLISTO PHARMACEUTICALS, INC. (AMEX:KAL), a biopharmaceutical company primarily focused on the development of drugs to treat cancer and osteolytic bone disease, today announced the appointment of Dr. Randall K. Johnson to its board of directors.

"A seasoned board of directors with first-hand experience in rapidly bringing drug candidates from concept through market launch is key to advancing our vision of new treatment alternatives for cancer and bone disease patients," said Dr. Gary S. Jacob, Callisto's Chief Executive Officer. "Randall's depth of industry experience in the development of cancer drugs will serve as a driving force in moving forward with the clinical trials on our two drugs, Annamycin for relapsed leukemia, and Atiprimod for relapsed multiple myeloma. We look forward to having Dr. Johnson join the Callisto team."

"This is an exciting time to join Callisto's board of directors," said Dr. Johnson. "In addition to the tremendous potential of Callisto's two lead drugs, the company has an aggressive expansion plan for its drug development pipeline. I look forward to working closely with the entire team and board of directors as the company embarks on upcoming clinical trials this year."

ABOUT DR. RANDALL K. JOHNSON

Dr. Johnson joins Callisto after an extensive career in the area of cancer drug development. With over 30 years of experience in government and industry in cancer drug discovery and development, Dr. Johnson is also a co-author on 200 scientific papers and an inventor on 14 issued U.S. patents. During his 20 year career at SmithKline Beecham Pharmaceuticals (eventually GlaxoSmithKline), Dr. Johnson headed the cancer drug discovery effort and also was responsible for setting up centralized high throughput screening. Dr. Johnson was responsible for the discovery and development of topotecan, which has been marketed worldwide for the treatment of ovarian and lung cancers. He is currently an independent consultant in oncology and has, in the past 3 years, provided advice and guidance to over 60 clients in the venture capital, biotechnology and pharmaceutical industries. Dr. Johnson is a member of the Scientific Advisory Boards of seven biotechnology companies in the U.S., Europe and Asia.

ABOUT CALLISTO PHARMACEUTICALS, INC.

Callisto is a biopharmaceutical company focused on the development of drugs to treat cancer and osteolytic bone disease. Callisto recently in-licensed Annamycin, a drug to treat leukemia, based on the drug's novel therapeutic profile, including activity against resistant diseases and significantly reduced toxicity. Callisto intends to initiate a Phase IIb clinical trial of Annamycin in relapsed acute lymphocytic leukemia patients in mid-2005. Callisto's second drug, Atiprimod, is in a Phase I/IIa clinical trial in relapsed multiple myeloma patients, and is a small-molecule, orally available drug with antiproliferative and antiangiogenic activity. Callisto also has drugs in

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CALLISTO PHARMACEUTICALS APPOINTS DR. RANDALL K. JOHNSON TO BOARD OF DIRECTORS
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preclinical development for melanoma, gastrointestinal inflammation, and a program focused on the development of a drug to protect against staphylococcus and streptococcus biowarfare agents. Callisto has exclusive worldwide licenses from AnorMED Inc. and M.D. Anderson Cancer Center to develop, manufacture, use and sell Atiprimod and Annamycin, respectively. For additional information, visit www.callistopharma.com.

FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS MADE IN THIS PRESS RELEASE ARE FORWARD-LOOKING. SUCH STATEMENTS ARE INDICATED BY WORDS SUCH AS "EXPECT," "SHOULD," "ANTICIPATE" AND SIMILAR WORDS INDICATING UNCERTAINTY IN FACTS AND FIGURES. ALTHOUGH CALLISTO BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS WILL PROVE TO BE CORRECT. AS DISCUSSED IN THE CALLISTO PHARMACEUTICALS ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2003,AND OTHER PERIODIC REPORTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE FOLLOWING FACTORS, AMONG
OTHERS: UNCERTAINTIES ASSOCIATED WITH PRODUCT DEVELOPMENT, THE RISK THAT PRODUCTS THAT APPEARED PROMISING IN EARLY CLINICAL TRIALS DO NOT DEMONSTRATE EFFICACY IN LARGER-SCALE CLINICAL TRIALS, THE RISK THAT CALLISTO WILL NOT OBTAIN APPROVAL TO MARKET ITS PRODUCTS, THE RISKS ASSOCIATED WITH DEPENDENCE UPON KEY PERSONNEL AND THE NEED FOR ADDITIONAL FINANCING.

FOR MORE INFORMATION

Investor Relations:
Marty Tullio or Mark Tullio
McCloud Communications, LLC
949.553.9748
MARTY@MCCLOUDCOMMUNICATIONS.COM
MARK@MCCLOUDCOMMUNICATIONS.COM

Company Contact:
Dan D'Agostino
Callisto Pharmaceuticals, Inc.
212.297.0010 x227
DAGOSTINO@CALLISTOPHARMA.COM

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